Exhibit 10.14

ADDENDUM TO LICENSING AGREEMENT

Addendum to Licensing Agreement between Venitech, LLC and Fresh Ideas Media, Inc. dated March 14, 2005.

WHEREAS, Article 6, of the License Agreement, MINIMUM PROFORMANCE BY LICENSEE, reads as follows:

ARTICLE 6
MINIMUM PROFORMANCE BY LICENSEE

It is hereby understood and agreed that the minimum number of Sub-licensee Agreements that the Licensee is obligated to sell within the first twelve (12) month period starting at the signing of this Agreement shall be three (3). If a minimum of three Sub-licensee Agreements are not sold by the Licensee during the 12 month period Licensor, at their option, may consider this Agreement null and void and will have the right to sell a License in all or any part of the Territory. Thereafter, for any 12 month period, the Licensor agrees to sell a minimum of four (4) Sub-licenses.

Whereas, the parties desire to amend Article 6 of the Agreement, it is hereby agreed to by all parties involved that the above Article 6 of Licensing Agreement shall be amended to read as follows:

ARTICLE 6
MINIMUM PROFORMANCE BY LICENSEE

It is hereby understood and agreed that the minimum number of Sub-licensee Agreements that the Licensee is obligated to sell within the first twelve (12) month period starting at the signing of this Agreement shall be three (3). If a minimum of three Sub-licensee Agreements are not sold by the Licensee during the 12 month period Licensor, at their option, may consider this Agreement null and void and will have the right to sell a License in all or any part of the Territory. Licensee shall sell an additional four (4) Sub-licenses between March 14, 2006 and August 14, 2007 and thereafter Licensee agrees to sell a minimum of four (4) Sub-licenses during every 12 month period from August 14, 2007.

This addendum to the above named License Agreement is entered into by the parties on this the 16th day of January, 2007.

Venitech, LLC

By: /s/ Phil E. Ray, President

Fresh Ideas Media, Inc.

By: /s/ Phil E. Ray, President